Wasatch Funds Trust

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Russell L. Biles and Daniel D. Thurber, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of shares of common stock of any series of Wasatch Funds Trust, whether existing on the date hereof or created in the future, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 17th day of June, 2020.

Signature	Title

/s/ Mark Robinson Mark Robinson	Trustee